Exhibit 99.1

Media Contact:

Dan Katcher / Matthew Sherman / Averell Withers

Joele Frank, Wilkinson Brimmer Katcher

T: 212-355-4449

pr@keurig.com

Investor Contact:

Kristi Bonner

Keurig Green Mountain, Inc.

T: 646-762-8095

kristi.bonner@keurig.com

FOR IMMEDIATE RELEASE

Keurig Stockholders Approve Merger With JAB Holdings

WATERBURY, Vt. (February 24, 2016) — Keurig Green Mountain, Inc. (“Keurig”) (NASDAQ: GMCR) announced that at a special meeting today, Keurig’s stockholders formally approved the previously announced merger agreement relating to the proposed transaction between Keurig and a JAB-led investor group.  Subject to the terms and conditions of the merger agreement, at the effective time of the merger, each share of Keurig common stock will be cancelled and converted into the right to receive $92.00 in cash.

The transaction remains subject to various closing conditions and is expected to close during the first calendar quarter of 2016.

About Keurig Green Mountain, Inc.

Keurig Green Mountain, Inc. (Keurig) (NASDAQ: GMCR) is reimagining how beverages can be created, personalized, and enjoyed, fresh-made in homes and workplaces. We are a personal beverage system company revolutionizing the beverage experience through the power of innovative technology and strategic brand partnerships. With an expanding family of more than 80 beloved brands and more than 575 beverage varieties, our Keurig® hot and Keurig® KOLD™ beverage systems deliver great taste, convenience, and choice at the push of a button. As a company founded on social responsibility, we are committed to using the power of business to brew a better world through our work to build resilient supply chains, sustainable products, thriving communities, and a water-secure world.

For more information visit: www.KeurigGreenMountain.com.

Keurig routinely posts information that may be of importance to investors in the Investor Relations section of its website, www.KeurigGreenMountain.com, including news releases and its complete financial statements, as filed with the SEC. The Company encourages investors to consult this section of its website regularly for important information and news. Additionally, by subscribing to the Company’s automatic email news release delivery, individuals can receive news directly from Keurig as it is released.

Forward-Looking Statements

Certain information in this press release constitutes “forward-looking statements.” Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “seeks” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “could,” “may,” “aims,” “intends,” or “projects.” However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These statements may relate to risks or uncertainties associated with: the satisfaction of the conditions precedent to the consummation of the transaction, including, without limitation, the receipt of regulatory approvals; unanticipated difficulties or expenditures relating to the transaction; legal proceedings, judgments or settlements, including those that may be and have been instituted against Keurig, its board of directors, executive officers and others following the announcement of the transaction; disruptions of current plans and operations caused by the announcement and pendency of the transaction; potential difficulties in employee retention due to the announcement and pendency of the transaction; the response of customers, distributors, suppliers, business partners and regulators to the announcement of the transaction; and other factors described in Keurig’s annual report on Form 10-K for Keurig’s fiscal year ended September 26, 2015 filed with the SEC, as amended.  Keurig can give no assurance that the expectations expressed or implied in the forward-looking statements contained herein will be attained. The forward-looking statements are made as of the date of this communication, and Keurig undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

KGM-G

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